SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

H. F. AHMANSON & COMPANY          HOME SAVINGS OF AMERICA          NEWS
                                  SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California  91706 * (818) 814-7922


FOR IMMEDIATE RELEASE                           CONTACTS:
                                                   Media: Mary Trigg
                                                          (818) 814-7922
                                                Investor: Steve Swartz
                                                          (818) 814-7986


                      AHMANSON SUES GREAT WESTERN TO FORCE
                             CANDOR ON POOLING ISSUE

           -- CITES ACTIONS WHICH COULD PRECLUDE A POOLING TRANSACTION
                 BETWEEN GREAT WESTERN AND WASHINGTON MUTUAL --


      IRWINDALE, CA, March 21, 1997 -- In a motion to amend its lawsuit filed today in Delaware Chancery Court, H. F. Ahmanson & Company (NYSE:AHM) raised serious questions about Washington Mutual's (NASDAQ:WAMU) ability to account for an acquisition of Great Western (NYSE:GWF) as a pooling of interests and asked the Court to compel Great Western to disclose the risks of not being able to pool on its ability to complete the transaction.

      The proposed amendment states: "While GWF shareholders have been informed that the Washington Mutual Merger is conditioned on its qualifying for the "pooling of interests" method of accounting, GWF and the Individual Defendants have failed to disclose that last December, GWF took certain actions that create an obstacle to the Washington Mutual Merger qualifying for pooling treatment.
As a result, GWF's shareholders are unaware that a critical condition to the Washington Mutual Merger may not be capable of being satisfied and, therefore, that the merger may be illusory."

      The Great Western actions include:

* On December 19, 1996, Great Western made certain modifications to its stock compensation and benefit plans for officers, directors and senior executives that changed the equity interest of the voting stock, including changing the definition of a change of control for the purpose of triggering the acceleration of vesting of stock options.

* Also, during 1996, GWF granted approximately 3,750,000 stock options to its officers, directors and senior executives--an 833% increase over the number of options granted in 1995.

      Under accepted accounting practice, these changes in equity interests by Great Western are presumed to have been made in contemplation of the Washington Mutual Merger. Evidence that Great Western was contemplating a possible combination with any party at the time these plans were adopted could preclude pooling.

      The proposed amendment points to strong evidence that these changes were indeed made in contemplation of a business combination with another party. This included numerous comments by analysts and the press during the latter half of 1996 that Great Western was a prime acquisition target including comments that Washington Mutual might be interested in acquiring Great Western.

      The proposed amendment states: "In its various public disclosures relating to the Washington Mutual Merger, GWF has made no mention that the modifications that it made to its benefit plans and increases to executive stock options could preclude accounting for the transaction as a pooling."

      If Washington Mutual were forced to change to purchase accounting from pooling-of-interests accounting, its future reported earnings would be dramatically reduced.

      The proposed amendment seeks, among other things, declaratory and injunctive relief, including a declaration that the individual defendants have breached their fiduciary duty of candor and disclosure and an injunction compelling Great Western to disclose:

* the impact on its ability to enter into a pooling transaction as a result of its 1996 modifications to the benefit plans and its stock option grants;

* whether during 1996 Great Western had any substantive internal discussions or discussions with external parties about any business combination;

*     whether the 1996 modifications were in contemplation of a combination; and

* how it will address the risks of not being able to pool on its ability to complete the transaction.

      H. F. Ahmanson & Company, with nearly $50 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.


              SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF")
                  COMMON STOCK HELD BY H. F. AHMANSON & COMPANY
               ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
            AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
              AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
                 CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                                 OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of March 20, 1997, Ahmanson is the beneficial owner of 2,344,800 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of March 20, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 20, 1997, CSFB held a net long position of 5,443 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

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